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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated October 23, 1996, except for Note 8 which is as of November 18, 1996, relating to the financial statements of Larscom Incorporated, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."


PRICE WATERHOUSE LLP


San Jose, California
December 4, 1996